Exhibit 8.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

www.kirkland.com

September 13, 2013

World Omni Auto Leasing LLC

190 Jim Moran Blvd.

Deerfield Beach, FL 33442

Re: Federal Income Tax Consequences

We are issuing this opinion letter in our capacity as special counsel to World Omni Auto Leasing LLC (the “Depositor”) and World Omni Financial Corp. (“World Omni”) in connection with the issuance of Offered Notes (as defined on Exhibit A hereto) by World Omni Auto Lease Securitization Trust 2013-A (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), between the Issuing Entity and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), to be dated as of September 18, 2013 (the “Issuance Date”). Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinion hereinafter stated, we have examined:

(i) a copy of the registration statement on Form S-3 (File No. 333-178682) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act on December 21, 2011, with respect to asset-backed notes and certificates, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) relating to the Offered Notes in the form filed with the Commission on September 5, 2013 pursuant to Rule 424(b)(5) under the Securities Act and the prospectus (the “Prospectus”) dated September 5, 2013 relating thereto, and a copy of the prospectus supplement (the “Final Prospectus Supplement”) relating to the Offered Notes in the form filed with the Commission on September 13, 2013 pursuant to Rule 424(b)(5) under the Securities Act and the prospectus dated September 5, 2013 relating thereto;

(iii) a copy of the Trust Agreement, dated as of July 18, 2013, between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee (the “Owner Trustee”), and the form of amended and restated Trust Agreement, to be dated as of the Issuance Date, between the Depositor and the Owner Trustee;

(iv) a form of the Exchange Note Servicing Supplement 2013-A to Closed-End Servicing Agreement, to be dated as of the Issuance Date, among World Omni, as servicer, World Omni LT, as titling trust, and AL Holding Corp., as collateral agent (the “Collateral Agent”);

(v) a form of the Exchange Note Sale Agreement, to be dated as of the Issuance Date, between Auto Lease Finance LLC, as seller (the “Initial Beneficiary”), and the Depositor;

(vi) a form of the Exchange Note Transfer Agreement, to be dated as of the Issuance Date, between the Depositor and the Issuing Entity;

(vii) a form of the 2013-A Exchange Note Supplement to Collateral Agency Agreement, to be dated as of the Issuance Date, among World Omni LT, as borrower, the Initial Beneficiary, the Collateral Agent and U.S. Bank National Association, as closed-end administrative agent;

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World Omni Auto Leasing LLC

September 13, 2013

(viii) a form of the Indenture;

(ix) a form of the Administration Agreement, to be dated as of the Issuance Date, among the Issuing Entity, the Indenture Trustee and World Omni, as administrator; and

(x) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (ix) collectively are referred to herein as the “Transaction Documents”.

We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the Issuing Entity will be operated in accordance with the terms of the Transaction Documents.

Based on the foregoing and assuming that the Transaction Documents are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussion presented in the Prospectus under the caption “Material Federal Income Tax Consequences” and in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Material Federal Income Tax Consequences” are based upon reasonable interpretations of existing U.S. federal tax law and to the extent that the discussions presented in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Prospectus under the captions “Material Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to the Offered Notes, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any Offered Notes as described in the Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement or to maintain the Issuing Entity as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

World Omni Auto Leasing LLC

September 13, 2013

EXHIBIT A

Offered Notes

(i)	$110,000,000 aggregate principal amount of the Class A-1 Asset-Backed Notes (the “Class A-1 Notes”);

(ii)	$179,000,000 aggregate principal amount of the Class A-2a Asset-Backed Notes (the “Class A-2a Notes”);

(iii)	$164,000,000 aggregate principal amount of the Class A-2b Asset-Backed Notes (the “Class A-2b Notes”);

(iv)	$215,000,000 aggregate principal amount of the Class A-3 Asset-Backed Notes (the “Class A-3 Notes”);

(v)	$85,170,000 aggregate principal amount of the Class A-4 Asset-Backed Notes (the “Class A-4 Notes”); and

(vi)	$30,040,000 aggregate principal amount of the Class B Asset-Backed Notes (the “Class B Notes”).

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes are referred to collectively herein as the “Offered Notes.”